Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-50010 on Form S-8 and Registration Statement No. 333-149005 on Form S-3 of our report dated March 14, 2008, relating to the consolidated financial statements and financial statement schedule of Exactech, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

MCGLADREY & PULLEN LLP
Charlotte, North Carolina
March 31, 2008